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                                                                    Exhibit 10.6

       FIRST AMENDMENT TO CORPORATE SERVICES AGREEMENT BETWEEN NORDSTROM
                         CREDIT INC AND NORDSTROM fsb

         This First Amendment to Corporate Services Agreement ("First Amendment") is entered into effective February 1, 2001, between Nordstrom Credit Inc., a Colorado corporation with its corporate offices at 13531 East Caley Avenue, Englewood, Colorado 80111 ("NCI"), and Nordstrom fsb, a nationally chartered federal savings bank, with its main banking office located at 7320 East Butherus Drive, Suite 100, Scottsdale, Arizona 85260 ("Bank").

RECITALS:

A. NCI and Bank are parties to that certain Corporate Services Agreement entered into effective February 1, 2001 (the "Agreement").

B. The Parties desire to amend the Agreement to clarify the method of calculation of Labor Cost, as defined in the Agreement.

AMENDMENT:

Therefore, in consideration of the foregoing recitals, incorporated by this reference, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree to amend the Agreement as follows:

1. Section 7 (b) of the Agreement is amended in its entirety to read as follows:

(b) The total Labor Cost for the Bank employees performing such Services. The "Labor Cost" shall be calculated using one of the two following methods:

         (1) For Services performed by Bank employees in departments in which automated systems track employee activity, such as call center employees for whom phone reports are produced showing time spent performing Services provided hereunder, the following method shall be used:

         A. The department's average hourly rate including benefits (the "Department Rate") will be calculated.

         B. The automated reports will be used to calculate the total number of department employee hours spent on each Service.

         C. The Department Rate will be applied to the hours spent on each Service to determine the Labor Cost.

         (2) For Services performed by other Bank employees, the following method shall be used:

         A. The Bank employee will fill out the Excel spreadsheet established for time tracking purposes by the Bank's accounting department, or provide information to the accounting department as to the percentage of the employee's time spent providing Services.

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         B.       The accounting department will utilize this information to calculate the number of hours spent providing Services by each Bank department.

         C. The accounting department will also determine what percentage of the total number of hours worked by employees of that department was spent providing Services, and will further determine what percentage was spent on each Service.

         D. The percentages determined as described above will then be applied to the total monthly salary amount paid to employees of that department.

         E. The salary amounts attributable to each Service, determined as described above, will be added to the cost of benefits related to those salary amounts to determine the Labor Cost.

         The calculation of Labor Cost as described in this Section 7(b) shall be applied to Services performed by both hourly and salaried employees. The Bank's accounting department shall periodically verify that the calculation of Labor Cost as described above results in Fees equal to or greater than the amount of Fees the Bank would have been paid if Labor Cost were calculated utilizing the exact wage amounts plus benefits of employees providing Services.

2. Except as otherwise specifically set forth above, terms used in this First Amendment shall have the meanings defined in the Agreement. Except as otherwise specifically amended by this First Amendment, the Agreement remains in full force and effect according to its terms.

IN WITNESS WHEREOF, NCI and Bank have each caused this First Amendment to be signed and delivered by its duly authorized officer, all as of the date first set forth above.

Nordstrom Credit, Inc.                              Nordstrom fsb

By: /s/ Kevin Knight                                By: /s/ Denny Dumler
    -------------------------                           --------------------
Name:   Kevin Knight                                Name:   Denny Dumler
Title: President                                    Title: President